Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”) is dated and effective as of April 21, 2014 (the “Effective Date”), by and between BLACK RIDGE OIL & GAS, INC., a Nevada corporation (the “Borrower”), and CADENCE BANK, N.A., a national banking association (the “Lender”).

R E C I T A L S:

1. The Borrower and the Lender have heretofore entered into a Credit Agreement dated as of August 8, 2013, as amended by that certain First Amendment to Credit Agreement dated as of December 13, 2013, and as further amended by that certain Second Amendment to Credit Agreement dated as of March 24, 2014 (as amended, the “Agreement”), pursuant to which the Lender established in favor of the Borrower certain credit facilities and loans.

2. The Borrower has requested that the Lender increase the Borrowing Base Amount under the Agreement, and the Lender, subject to the terms and conditions hereof, has agreed to honor the Borrower’s request.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants hereinafter set forth and intending to be legally bound hereby, do hereby further amend the Agreement and agree as follows:

A. Defined Terms. Capitalized terms used herein which are defined in the Agreement are used herein with such defined meanings, as said definitions may be amended by this Third Amendment.

1.	The following new definition is hereby added to Section 1.1 of the Agreement:

“Third Amendment” means that certain Third Amendment to Credit Agreement by and between Black Ridge Oil & Gas, Inc. and Cadence Bank, N.A., dated April 21, 2014.

2.	The definition of “Mortgage” in the Agreement is hereby deleted in its entirety and replaced with the following:

“Mortgage” shall individually, collectively, and interchangeably mean (a) that certain Mortgage, Line of Credit Mortgage, Multiple Indebtedness Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement by Borrower in favor of Lender dated August, 8, 2013 affecting certain of Borrower’s mineral interests in North Dakota, as the same may be amended, supplemented, consolidated and/or restated from time to time and in effect; (b) that certain Mortgage, Line of Credit Mortgage, Multiple Indebtedness Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement by Borrower in favor of Lender dated August 8, 2013 affecting Borrower’s mineral interests in Montana, as the same may be amended, supplemented, consolidated, and/or restated from time to time and in effect; (c) that certain Mortgage, Line of Credit Mortgage, Multiple Indebtedness Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement by Borrower in favor of Lender dated December 13, 2013 affecting certain of Borrower’s mineral interests in North Dakota, as the same may be amended, supplemented, consolidated and/or restated from time to time and in effect; and (d) any and all mortgages, security agreements, and/or deeds of trust executed after the date of this Agreement by Borrower (or any other Person) as security for the Indebtedness, as the same may be amended, supplemented, consolidated, and/or restated from time to time and in effect.

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B. Increase to Borrowing Base Amount. Subject to the terms and conditions of the Agreement, as amended by this Third Amendment, and in accordance with Section 2.2 of the Agreement, the Lender hereby increases the Borrowing Base Amount from $18,000,000 to $20,000,000. This increase shall satisfy the requirement in Section 2.2 of the Agreement that Lender re-evaluate and re-establish the Borrowing Base Amount on April 1, 2014.

C. Conditions Precedent. The effectiveness of this Third Amendment shall be subject to the Lender’s satisfactory receipt of (i) a signed original of this Third Amendment by Borrower, (ii) a signed original of the Second Amendment to Intercreditor Agreement between the Lender and Chambers Energy Management, L.P., (iii) copies of all other documents, instruments and certificates which the Lender or its counsel may reasonably request in connection herewith, and (iv) all fees, charges and expenses which are due and payable under this Third Amendment. Lender reserves the right, in its sole discretion, to waive any one or more of the foregoing conditions precedent.

D. Representations; No Default. On and as of the date of this Third Amendment, and after giving effect to this Third Amendment, the Borrower confirms, reaffirms, and restates the representations and warranties set forth in the Agreement and the Loan Documents; provided, that each reference to the Agreement herein shall be deemed to include the Agreement as amended by this Third Amendment.

E. Confirmation of Collateral Documents. All of the liens, privileges, priorities and equities existing and to exist under and in accordance with the terms of the Loan Documents are hereby renewed, extended and carried forward as security for all of the Loans and all other debts, obligations and liabilities of the Borrower to Lender. More specifically, the Borrower hereby acknowledges and confirms that the Mortgage and Security Agreement secure all present and future indebtedness of Borrower to Lender, including without limitation all of the Loans. Further, the parties to this Third Amendment acknowledge that all Loans are cross-defaulted and cross-secured.

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F. Payment of Expenses.

(a) Concurrently with the execution of this Third Amendment, Borrower agrees to pay a facility fee in the amount of $18,000.00, in accordance with Section 5.1 of the Agreement.

(b) Borrower agrees to pay or reimburse the Lender for all legal fees and expenses of counsel to the Lender in connection with the transactions contemplated by this Third Amendment.

G. Amendments. There are no oral agreements between the Lender and the Borrower. The Agreement, as amended by this Third Amendment and the other Loan Documents, sets forth the entire agreement of the parties with respect to the subject matter hereof and supersede all prior written and oral understandings between the Borrower and the Lender with respect to the matters herein and therein set forth. The Agreement, as amended by this Third Amendment, cannot be modified or amended except by a writing signed and delivered by the Borrower and the Lender.

H. Waiver of Defenses. In consideration of the Lender’s execution of this Third Amendment, the Borrower does hereby irrevocably waive any and all claims and/or defenses to payment on any indebtedness arising under the Agreement and owed by Borrower to the Lender that may exist as of the date of execution of this Third Amendment.

I. Governing Law and Counterparts. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Texas. This Third Amendment may be executed in any number of counterparts, all of which counterparts, when taken together, shall constitute one and the same instrument.

J. Continued Effect. Except as expressly modified herein, the Agreement, as amended by this Third Amendment, shall continue in full force and effect. The Agreement, as amended by this Third Amendment, is hereby ratified and confirmed by the parties hereto.

K. Resolutions/Consents. The Borrower hereby certifies to the Lender that all corporate resolutions previously delivered to Lender in connection with the Agreement remain in effect.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Credit Agreement to be executed and delivered as of the date hereinabove provided by the authorized officers each hereunto duly authorized.

BORROWER:

BLACK RIDGE OIL & GAS, INC.

By:	/s/ Ken DeCubellis
Name: Ken DeCubellis Title: Chief Executive Officer

BANK:

CADENCE BANK, N.A.

By:	/s/ Steven Taylor
Name: Steven Taylor
Title: Vice President

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